ARTICLES OF INCORPORATION

                                       OF

                                 ONYX-FIVE, INC.


         The undersigned incorporator, being a natural person, 18 years of age or older, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

                                    ARTICLE I

         The name of the corporation is Onyx-Five, Inc.

                                   ARTICLE II

         The registered office of the corporation is located at 320 E. Main St., Anoka, Minnesota 55303, and the registered agent at that address is Carla Wirth.

                                   ARTICLE III

         The name and address of the incorporator is Gary A. Larvinson, 11409 91st Street, Clear Lake, Minnesota.

                                   ARTICLE IV

         The corporation is authorized to issue an aggregate total of 150,000,000 shares.

                                    ARTICLE V

         In addition to the powers granted to the Board of Directors by Minnesota Statutes, Chapter 302A, the Board of Directors of this corporation shall have the power and authority to fix by resolution any designation, class, series, voting power, preference, right, qualification, limitation, restriction, dividend, time and place of redemption, and conversion right with respect to any stock of the corporation.

                                   ARTICLE VI

         Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting by written action signed by a majority of the Board of Directors then in office, except as to those matters which require shareholder approval, in which case the written action shall be signed by all members of the Board of Directors then in office.

                                   ARTICLE VII

         No holder of stock of this corporation shall be entitled to any cumulative voting rights.

                                  ARTICLE VIII

         No holder of stock of this corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class or series of stock of this corporation allotted or sold or to be allotted or sold and now or hereafter authorized, or to any obligations or securities convertible into any class or series of stock of this corporation, nor any right of subscription to any part thereof.

                                   ARTICLE IX


         IN WITNESS WHEREOF, the Incorporator has executed these Articles of Incorporation, this 13 day of June, 1996.


                                                   /s/ Gary A. Larvinson
                                                   -----------------------------
                                                   Gary A. Larvinson

STATE OF MINNESOTA  )
                    )
COUNTY OF HENNEPIN  )

Subscribed and sworn to before me
this 13 day of June, 1996.

/s/ Connie I. Krinke
---------------------------------
    Notary Public

CONNIE I. KRINKE
NOTARY PUBLIC--MINNESOTA
SHERBURNE COUNTY
MY COMMISSION EXPIRES 1-27-99
[SEAL]

                              ARTICLES OF AMENDMENT

                                       0F

                              ONYX-FIVE CORPORATION


         The undersigned corporation hereby adopt the following Articles of Amendment, which replace and supersede prior Articles filed:


                            ARTICLES OF INCORPORATION

                                       OF

                       SOUTHWEST INDUSTRIAL PRODUCTS, INC.


         The undersigned incorporator, being a natural person, 18 years of age or older, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

                                    ARTICLE I

         The name of the corporation is Southwest Industrial Products, Inc.

                                   ARTICLE II

         The registered office of the corporation is located at 527 Marquette, Minneapolis, Minnesota 55402 and the registered agent at that address is Charles Clayton.

                                   ARTICLE III

         The name and address of the incorporator is Charles Clayton, 527 Marquette, Minneapolis, Minnesota.

                                   ARTICLE IV

         The corporation is authorized to issue an aggregate total of 150,000,000 shares.

                                    ARTICLE V

         In addition to the powers granted to the Board of Directors by Minnesota

Statutes, Chapter 302A, the Board of Directors of this corporation shall have the power and authority to fix by resolution any designation, class, series, voting power, preference, right, qualification, limitation, restriction, dividend, time and place of redemption, and conversion right with respect to any stock of the corporation.

                                   ARTICLE VI

         Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting by written action signed by a majority of the Board of Directors then in office, except as to those matters which require shareholder approval, in which case the written action shall be signed by all members of the Board of Directors then in office.

                                   ARTICLE VII

         No holder of stock of this corporation shall be entitled to any cumulative voting rights.

                                  ARTICLE VIII

         No holder of stock of this corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class or series of stock of this corporation allotted or sold or to be allotted or sold and now or hereafter authorized, or to any obligations or securities convertible into any class or series of stock of this corporation, nor any right of subscription to any part thereof.

                                   ARTICLE IX

         Minnesota Statutes sections 302A.671 (Control share acquisitions), 302A.673 (Business combinations) and 302A.675 (Takeover offer; fair price) shall not apply to this corporation.


         IN WITNESS WHEREOF, the Incorporator has executed these Articles of Incorporation, this 17th day of July, 1997.


                                                   /s/ Lindsey Vinson
                                                   -----------------------------
                                                   Lindsey Vinson

         The amendment was adopted by the shareholders, on the 17th day of July, 1997.


                                            /s/ Lindsey Vinson
                                            ------------------------------------
                                            Lidnsey Vinson



                               STATE OF MINNESOTA
                              DEPARTMENT OF STATE
                                     FILED
                                  JUL 23 1997
                             [ILLEGIBLE SIGNATURE]
                               SECRETARY OF STATE

                                     BY-LAWS

                                       OF

                                 ONYX-FIVE, INC.


                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS


1.1 Regular Meetings. Regular meetings of shareholders may be called by the Chief Executive Officer, the Secretary, the Board of Directors, or by shareholder demanded in accordance with Minnesota Statutes Section 302A.431, subdivision 2. No meeting shall be designated a regular meeting unless specifically described as such in the notice of meeting or unless all the shareholders are present in person or by proxy, and none of them objects to this designation.

1.2 Special Meetings. Special meetings of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer, Chief Financial Officer, two or more directors, or by shareholder demand in accordance with Minnesota Statutes, Section 203A.433, subdivision 2.

1.3 Time and Place of Shareholder Meeting. Except as otherwise provided by statute, any meeting of shareholders shall be held on the date and at the time and place fixed by the Chief Executive Officer or the Board of Directors of the corporation.

1.4 Notice of Shareholder Meeting. Except as otherwise provided by statute, written notice of the date, time, and place of any meeting of shareholders shall be given to every holder of voting shares at such address as appears on the stock book of the corporation at least five days prior to the meeting if by mail, or two days prior to the meeting if by telex, telegram, or in person.

1.5 Voting. Except where a greater percentage is required by statute, the shareholders shall take action by the affirmative vote of the holders of a majority of the votes of the shares present.

                                   ARTICLE II

                                    DIRECTORS

2.1 Number, Term of Office. The number of directors of the corporation shall be as determined from time to time by the shareholders. Directors need not be shareholders. Each director shall hold office for an indefinite term, not to exceed five years, that expires at the regular meeting of shareholders next held after the director's election and until a successor is elected and has qualified, or until the earlier death, resignation, removal, or disqualification of the director.

2.2 Removal. The Board of Directors or the shareholders may remove any director of the corporation at any time, for cause or without cause. New directors may be elected at a meeting at which directors are removed.

2.3 Board Meetings, Notice. The Chief Executive Officer (if a director), the Chairman of the Board of Directors (if one is elected) or Directors comprising at least one third of the number of directors then in office may call a Board meeting by giving five days notice if by mail, or two days notice if by telephone, telex, telegram, or in person, to all directors of the day or date and time of the meeting. Meetings of the Board of Directors may be held at the day or date, time, and place, as shall be determined by the Board. If the day or date, time, and place have been announced at a previous meeting of the Board, or if a meeting schedule is adopted by the Board, no notice is required. In absence of a designation by the Board of Directors, Board meetings shall be held at the principal executive offices of the corporation.

2.4 (a) Advance Written Consent or Opposition. Any member of the Board or a committee thereof, as the case may be, may give advance written consent or opposition to a proposal to be acted on at a Board or committee meeting. If a director or committee member is not present at the meeting, advance written consent or opposition to a proposal does not constitute presence for the purpose of determining whether a quorum exists, but such advance written consent or opposition shall be a vote in favor of or against the proposal or resolution acted upon at the meeting is substantially the same or has substantially the same effect as the proposal or resolution to which the member of the Board or committee has consented or objected.

         (b) Action Without Meeting. Any action, other than an action requiring shareholder approval, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. An action requiring shareholder approval required or permitted to be taken at a board meeting may be taken by written action signed by all the directors. Any such written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is taken by less than all directors, all directors shall be notified immediately of its text and effective date. Failure to provide the notice does not invalidate the written action. A director who does not sign or consent to the written action has no liability for the action or actions taken.


                                   ARTICLE III

                                    OFFICERS

3.1 Election; Term of Office; Removal. The Board of Directors shall elect a Chief Executive Officer and Chief Financial Officer, and may elect such other officers as it may deem necessary for the operation and management of the corporation, each of whom shall have the duties and responsibilities incident to the offices which they hold or as determined by the Board. Officers need not be directors or shareholders. Without limiting the foregoing, the Board may elect a Chairman of the Board, President, one or more Vice Presidents, a Treasurer, a Secretary and such assistant officers as it may designate with titles to describe their duties, functions or special responsibilities. Officers shall hold office at the will of the Board for an indefinite term until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed by the Board at any time with or without cause.


                                   ARTICLE IV

                                   AMENDMENTS

4.1 Subject to the power of shareholders to adopt, amend, or repeal these Bylaws as provided in Minnesota Statutes, Section 302A.181, Subdivision 3, any Bylaw may be amended or repealed by the Board of Directors at any meeting, provided that, after adoption of the initial Bylaws, the Board shall not adopt, amend, or repeal a Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications, or terms of office. The Board may adopt or amend a Bylaw to increase the number of directors.

                                    ARTICLE V

                                 INDEMNIFICATION

5.1 The corporation shall indemnify persons for such expenses and liabilities in such manner, under such circumstances, and to the extent required by Minnesota Statutes, Section 302A.521.